Exhibit 10.18

GUARANTY OF RECOURSE OBLIGATIONS

(UNSECURED)

This GUARANTY OF RECOURSE OBLIGATIONS (UNSECURED) (this “Guaranty”) is made as of December 27, 2012 by INLAND DIVERSIFIED REAL ESTATE TRUST, INC., a Maryland corporation, having an address at 2901 Butterfield Road, Oak Brook, Illinois 60523 (“Guarantor”), for the benefit of CANTOR COMMERCIAL REAL ESTATE LENDING, L.P., a Delaware limited partnership having an address at 110 East 59th Street, 6th Floor, New York, New York 10022 (“Lender”).

RECITALS:

A.            Pursuant to that certain Promissory Note, dated of even date herewith, executed by INLAND DIVERSIFIED LAS VEGAS EASTERN BELTWAY, L.L.C., a Delaware limited liability company (“Borrower”) and payable to the order of Lender in the original principal amount of THIRTY-FOUR MILLION ONE HUNDRED THOUSAND and 00/100 DOLLARS ($34,100,000.00) (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Note”), Borrower has become indebted, and may from time to time be further indebted, to Lender with respect to a loan (“Loan”) made pursuant to that certain Loan Agreement, of even date herewith between Borrower and Lender (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”), which Loan is secured by that certain Deed of Trust, Security Agreement, Assignment of Leases and Fixture Filing, of even date herewith (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, collectively, the “Security Instrument”), and further evidenced, secured or governed by other instruments and documents executed in connection with the Loan (together with the Note, the Loan Agreement and Security Instrument, collectively, the “Loan Documents”).

B.            Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined).

C.            Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor will directly benefit from Lender’s making the Loan to Borrower.

D.            All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and to extend such additional credit as Lender may from time to time extend under the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1

NATURE AND SCOPE OF GUARANTY

1.1          Guaranty of Guaranteed Obligations.  Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise.  Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

1.2          Definition of Guaranteed Obligations.  As used herein, the term “Guaranteed Obligations” means(1):

(a)           losses, damages (including, without limitation, punitive or exemplary damages), costs, expenses, liabilities (including, without limitation, strict liability), claims, obligations, settlement payments, penalties, fines, assessments, citations, litigation, demands, defenses, judgments, suits, proceedings or other expenses of any kind whatsoever incurred or suffered by Lender (including reasonable attorneys’ fees and expenses and court costs) (collectively, a “Loss”) arising out of or in connection with the following:

(i)            fraud or knowing misrepresentation by Borrower, Guarantor, or Key Principal in connection with the Loan or the Property;

(ii)           gross negligence or willful misconduct of Borrower, Guarantor, Sole Member or Key Principal in connection with the Loan or the Property;

(iii)          breach of any material representation, warranty, covenant or indemnification provision concerning Environmental Statutes or Hazardous Substances in the Environmental Indemnity, the Loan Agreement, or the Security Instrument;

(iv)          material physical waste of the Property;

(v)           removal or disposal of any material portion of the Property after an Event of Default;

(vi)          breach of any Legal Requirement (including RICO) mandating the forfeiture by Borrower of the Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower or any Restricted Party in connection therewith;

(vii)         any intentional misrepresentation, misleading or incorrect certification or breach of any material representation, warranty or certification contained in this Guaranty or any other Loan Document or in any document executed in connection therewith, pursuant to any of the Loan Documents or otherwise to induce Lender to make the Loan, or any advance thereof, or

(1)  EXCULPATION PROVISIONS WILL BE REVISED UPON FINALIZATION OF EXCULPATION PROVISION CONTAINED IN LOAN AGREEMENT.

to release monies from any account held by Lender (including any reserve or escrow) or to take other action with respect to the Collateral;

(viii)        misapplication, misappropriation or conversion by Borrower, Guarantor, Sole Member or Key Principal of (A) any Insurance Proceeds which are not applied by Borrower or any Affiliated Manager in accordance with the terms of the Loan Agreement, (B) any Awards which are not applied by Borrower in accordance with the terms of the Loan Agreement, (C) any Rents following an Event of Default, (D) any Rents paid more than one (1) month in advance, or (E) any other monetary collateral for the Loan;

(ix)          failure to pay (or cause to be paid) charges for Taxes or Other Charges before the same become delinquent unless (A) such Taxes or Other Charges are the subject of a bona fide dispute in which Borrower or a Tenant is contesting the amount or validity thereof in accordance with the terms of the Loan Agreement (or any applicable Lease, as the case may be), or (B) Borrower is depositing or has deposited required funds into the Tax and Insurance Escrow Account (as defined in the Loan Agreement) and Lender fails to apply such Tax and Insurance Escrow Funds (as defined in the Loan Agreement) to Taxes and Other Charges to the extent there are sufficient funds in the Tax and Insurance Escrow Account, or (C) such failure is due to the failure of the Property to generate sufficient Rents to pay such amounts but only so long as Borrower has not applied rents in violation of the terms of the Loan Agreement or the other Loan Documents, or (D) such failure is due to the failure of Lender after the occurrence and during the continuance of an Event of Default to make Rents available to pay such amounts;

(x)           failure to pay charges for labor or materials or other charges or judgments that can create Liens on any portion of the Property, provided, that, (i) if such Lien is fully bonded to the satisfaction of Lender (which bond shall have no resort to the Property for payment) and such Lien is discharged of record, or (ii) for so long as such Lien is being contested in good faith and in accordance with the terms of the Loan Agreement, then Guarantor shall not have any liability to Lender for such Lien under this Section 1.2(a)(x);

(xi)          failure to deliver to Lender any security deposits, advance deposits or any other deposits collected by or on behalf of Borrower with respect to the Property after a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(xii)         failure by Borrower to obtain and maintain, from time to time, the fully paid for insurance policies in accordance with the terms of the Loan Agreement unless Borrower is depositing or has deposited required funds into the Tax and Insurance Escrow Account and Lender fails to apply such Tax and Insurance Escrow Funds to Insurance Premiums to the extent there are sufficient funds in the Tax and Insurance Escrow Account;

(xiii)        any of Borrower, Sole Member, Key Principal or Guarantor or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with this Guaranty, the Note, the Security Instrument or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind, or asserts in a pleading filed in connection with a duly exercised and prosecuted judicial proceeding any defense against Lender or any right in connection with any security for the Loan, which a court determines is frivolous or in bad faith;

(xiv)        Borrower’s indemnifications of Lender set forth in Section 9.2 of the Loan Agreement;

(xv)         the failure of Borrower to obtain and maintain the fully paid for Policies in accordance with Section 5.1.2 of the Loan Agreement, except to the extent that Borrower’s failure to obtain and maintain the fully paid for Policies is due to (A) the failure of the Property to generate sufficient Rents to pay such amounts but only so long as Borrower has not applied Rents in violation of the terms hereof or the other Loan Documents or (B) the failure of Lender after the occurrence and during the continuance of an Event of Default to make Rents available to pay such amounts; or

(xvi)        the failure of Borrower to comply with its obligations and liabilities arising relating to Section 4.4 under that certain Agreement of Purchase and Sale and Contribution Agreement, dated as of October 17, 2012, between Inland Real Estate Acquisition, Inc., Centennial Centre, L.L.C., Centennial Holdings, L.L.C., Eastern — Beltway, Ltd., Retail Development Partners, LLC, Virgin Territory LLC, and Craig Losee Corner, LLC, as amended by First Amendment to Agreement of Purchase and Sale and Contribution Agreement, dated as of December 20, 2012, and as partially assigned to and assumed by Borrower pursuant to Assignment and Assumption of Agreement, of even date herewith, by and between Inland Real Estate Acquisition, Inc. and Borrower, including, without limitation, obligations to make Earnout Payments as and when required under the terms thereof.

(b)           the entire amount of the Debt in the event of:  (A) Borrower, Key Principal, Sole Member or Guarantor filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (B) the filing of an involuntary petition against Borrower, Key Principal, Sole Member or Guarantor under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, in which Borrower, Key Principal, Sole Member, Guarantor or any Person owning an interest (directly or indirectly) in Borrower, Key Principal, Sole Member or Guarantor causes such event or condition to occur (by way of example, but not limitation, such Person seeks the appointment of a receiver or files a bankruptcy petition), consents to, aids, solicits, supports, or otherwise cooperates or colludes to cause such condition or event; (C) Borrower, Key Principal, Sole Member or Guarantor or any Person owning an interest (directly or indirectly) in Borrower, Key Principal, Sole Member or Guarantor filing an answer consenting to or otherwise acquiescing or joining in any involuntary petition filed against Borrower, Key Principal, Sole Member or Guarantor, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (D) Borrower, Key Principal, Sole Member or Guarantor or any Person owning an interest (directly or indirectly) in Borrower, Key Principal, Sole Member or Guarantor consenting to or otherwise acquiescing or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Property (other than at the direction nor request of Lender); (E) Borrower, Key Principal, Sole Member or Guarantor making an assignment for the benefit of creditors, or admitting in writing in any legal proceeding, its insolvency or inability to pay its debts as they become due; (F) Borrower, Key Principal or Sole Member failing to obtain Lender’s prior written consent to any Indebtedness or voluntary Lien encumbering the Property as required by the Loan Agreement or the Security Instrument; (G) Borrower, Key Principal or Sole Member failing to obtain Lender’s prior written consent to any Transfer, as required by the Loan Agreement or the Security Instrument; (H) Borrower, Key Principal or Sole Member failing to comply with any representation, warranty or covenant set forth in Section 4.1.30 of the Loan Agreement or failing to maintain its status as a Special Purpose Entity (unless such failure is de minimus and promptly cured), as required by, and in accordance with, the terms and provisions of the Loan Agreement or the Security Instrument; or (I) the first Monthly Debt Service Payment Amount is not paid within five (5) days of notice that such payment is late (provided, however, that such grace period relates only to the recourse trigger described in this paragraph and not to late charges, Defaults, Events of Default or to any other Monthly Debt Service Payment Amount).  Notwithstanding the provision set forth in clause (F) of this paragraph, a voluntary Lien other than a Lien securing an extension of credit filed against the Property shall not constitute a Springing Recourse Event (as defined in the Loan Agreement) provided such Lien is fully bonded (and as a result thereof, the obligee of the bond shall look solely to the issuer of the bond and not to the Property for payment).  Upon the satisfaction of the condition set forth in the preceding sentence with respect to the Springing Recourse Event described in clause (F) above, or the acceptance by Lender of any cure by Borrower of a Springing Recourse Event described in clause (G) above (which Lender is not obligated to accept and may reject or accept in its sole and absolute discretion), the Debt shall no longer be fully recourse to Borrower solely as a result of such Springing Recourse Event, provided, however, Borrower shall remain liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or in connection with such Springing Recourse Event; and

(c)           the full amount of all Insurance Premiums for all Policies required to be furnished by Borrower pursuant to the Loan Agreement during the term of the Loan to the extent such Insurance Premiums are not paid by Borrower when due; and

(d)           without limiting the amounts due under Section 1.2(a)(ix) above, the full amount of all Taxes and Other Charges levied and assessed against the Property during the term of the Loan to the extent such Taxes and Other Charges are not paid by Borrower when due.

Notwithstanding the foregoing, provided that any natural person serving as an Independent Director has agreed in writing that it is not, and will not become, a stockholder in Borrower, Guarantor or any Affiliate, the disqualification of such person from serving as an Independent Director because (1) such person became a stockholder in Guarantor or any publicly held Affiliate of Borrower or Guarantor without the knowledge or consent of Borrower, Guarantor or the applicable Affiliate, or (2) a member of such natural person’s immediate family is, or became, a stockholder in Guarantor or any publicly traded Affiliate of Borrower or Guarantor without the knowledge or consent of Borrower, Guarantor or the applicable Affiliate, shall not trigger recourse under this Section 1.2(b) provided Borrower, upon obtaining knowledge of such person’s ineligibility to serve as an Independent Director, promptly takes commercially reasonable actions to cause such person to resign and to replace such person with an eligible Independent Director in accordance with the terms of the Loan Agreement.

Notwithstanding anything to the contrary in this Guaranty or in any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents.  Guarantor expressly waives any defense or benefits arising out of any voluntary or involuntary filing by or on behalf of Borrower for protection under any federal or state bankruptcy, insolvency, or debtor relief laws, including without limitation under Sections 364 or 1111(b)(2) of the Bankruptcy Code.

1.3          Nature of Guaranty.  This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection.  This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs).  The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations.  This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

1.4          Intentionally Omitted.

1.5          Payment By Guarantor.  If all or any part of the Guaranteed Obligations shall not be paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, all such notices being hereby waived by Guarantor, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein.  Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations.  Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6          No Duty To Pursue Others.  It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person, (b) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (c) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7          Waivers.  Guarantor agrees to the provisions of the Loan Documents, and hereby waives to the fullest extent now or hereafter not prohibited by applicable law (I) notice of (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, the Loan Agreement or any other Loan Document, (d) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Property, (e) the occurrence of (X) any breach by Borrower of any of the terms or conditions of the Loan Agreement or any other Loan Documents, or (Y) an Event of Default, (f) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (h) protest, proof of non-payment or default by Borrower, and (i) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed, (II) all suretyship defenses and defenses in the nature thereof, (III) any right or claim of right to cause a marshalling of the assets of Borrower or of any collateral for the Loan, or to cause Lender to proceed against any of the other security for the Guaranteed Obligations or the Obligations of Borrower before proceeding under this Guaranty against Guarantor, or, if there shall be more than one Guarantor, to require Lender to proceed against any other Guarantor or any of the Guarantors in any particular order, (IV) the right to assert a counterclaim, other than a mandatory or compulsive counterclaim, in any action or proceeding brought against or by Guarantor, (V) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons, (VI) any defense based upon an election of remedies by Lender, (VII) any duty on the part of Lender to disclose to Guarantor any facts Lender may now or hereafter know about Borrower, any Tenant, or the Property, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower, any Tenant or of the condition of the Property and of any and all circumstances bearing on the risk that liability may be incurred by Guarantor hereunder; (VIII) any lack of notice of disposition or of manner of disposition of any collateral for the Loan, (IX) any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents, (X) any lack of commercial reasonableness in dealing with the collateral for the Loan, (XI) any deficiencies in the collateral for the Loan or any deficiency in the ability of Lender to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed, (XII) an assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now or hereafter required, which Lender may have against Guarantor or the collateral for the Loan, (XIII) any modifications of the Loan Documents or any obligation of

Borrower relating to the Loan by operation of law or by action of any court, whether pursuant to the Bankruptcy Code, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise, and (XIV) the benefits of the “one action rule” under NRS 40.430, to the extent permitted in NRS Section 40.495.

1.8          No Impairment.  The liability of Guarantor hereunder shall in no way be limited, expanded or impaired by, and Guarantor hereby assents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Documents to or with Lender by Borrower or any other Guarantor or any person who succeeds Borrower as owner of the Property.  In addition, the liability of Guarantor under this Guaranty and the other Loan Documents shall in no way be limited, expanded or impaired by:

A.            any acceleration of the Loan or any extensions of time for performance required by any of the Loan Documents;

B.            any amendment to or modification of any of the Loan Documents;

C.            any sale or assignment of the Loan or any sale, assignment or foreclosure of the Security Instrument or any sale, transfer or exchange of all or part of the Property;

D.            any exculpatory, or nonrecourse, or limited recourse, provision in any of the Loan Documents limiting Lender’s recourse to the Property encumbered by the Security Instrument or to any other property or limiting Lender’s rights to a deficiency judgment against Borrower or any other person or entity;

E.            the accuracy or inaccuracy of the representations and warranties made by or on behalf of Guarantor herein or by or on behalf of Borrower, or any affiliate or successor of Borrower in any of the Loan Documents;

F.             the release of Borrower, any affiliate or successor of Borrower or of any other person or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender’s voluntary act or otherwise;

G.            the filing of any bankruptcy or reorganization proceeding by or against Borrower, any affiliate or successor of Borrower or any subsequent owner of the Property;

H.            the release or substitution in whole or in part of any collateral or security for the Obligations or the Guaranteed Obligations;

I.             Lender’s failure to record the Security Instrument or file any UCC financing statements, or Lender’s improper recording or filing of any thereof, or Lender’s failure to otherwise perfect, protect, secure, or insure any security interest or lien given as security for the Obligations;

J.             the release of any other party now or hereafter liable upon or in respect of this Guaranty or any of the other Loan Documents;

K.            the invalidity or unenforceability of all or any portion of any of the Loan Documents as to Borrower or any other person or entity;

L.            any change in the composition of Borrower, including, without limitation, the withdrawal or removal of the beneficial owner from any current or future position of ownership, management or control of Borrower; or

M.           the taking or failure to take any action of any type whatsoever.

Any of the foregoing may be accomplished with or without notice to Borrower or Guarantor and with or without consideration.

1.9          Payment of Expenses.  In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and reasonable attorneys’ fees and costs) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder together with interest thereon at the Default Rate from the date that is thirty (30) days after the date payment is requested by Lender if such amount is not paid within such thirty (30) day period until the date of payment to Lender.  The covenant contained in this Section 1.9 shall survive the payment and performance of the Guaranteed Obligations.

1.10        Effect of Bankruptcy.  In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.11        Waiver of Subrogation, Reimbursement and Contribution.  Notwithstanding anything to the contrary contained in this Guaranty, Guarantor, to the fullest extent now or hereafter not prohibited by applicable law, hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

1.12        Delay Not Waiver.  No delay on Lender’s part in exercising any right, power or privilege hereunder or under any of the Loan Documents shall operate as a waiver of any such privilege, power or right.  No waiver by Lender in any instance shall constitute a waiver in any other instance

1.13        Borrower/Guarantor.  The term “Borrower” or “Guarantor” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or Guarantor, as the case may be, or any interest in Borrower or Guarantor, as the case may be.

ARTICLE 2

EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives, to the fullest extent now or hereafter not prohibited by applicable law, any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1          Modifications/Sales.  Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Security Instrument, the Loan Agreement, the other Loan Documents or any other document, instrument, contract or understanding between Borrower and Lender or any other parties pertaining to the Guaranteed Obligations, or any sale, assignment or foreclosure of the Note, the Loan Agreement, the Security Instrument, or any other Loan Documents or any sale or transfer of the Property, or any failure of Lender to notify Guarantor of any such action.

2.2          Adjustment.  Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any Guarantor.

2.3          Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members, as applicable, of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

2.4          Invalidity of Guaranteed Obligations.  The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (a) the Guaranteed Obligations, or any part thereof, exceed the amount permitted by Legal Requirements, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, the Security Instrument, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, the Security Instrument, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5                               Release of Obligors.  Any full or partial release of the liability of Borrower for the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons (including Borrower) will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other Persons (including Borrower) to pay or perform the Guaranteed Obligations.

2.6                               Other Collateral.  The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7                               Release of Collateral.  Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8                               Care and Diligence.  The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (a) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (b) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (c) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9                               Unenforceability.  The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

2.10                        Intentionally Omitted.

2.11                        Offset.  The Note, the Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future right of offset, claim or defense of Borrower or any party against Lender, or any other Person, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

2.12                        Merger.  The reorganization, merger or consolidation of Borrower or Guarantor into or with any Person.

2.13                        Preference.  Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or to any other Person.

2.14                        Other Actions Taken or Omitted.  Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

2.15                        Ability to Enforce Certain Environmental Claims.  Nothing contained in this Guaranty shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which Lender may have against Borrower, Guarantor or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. §9601 et seq.) as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows:

3.1                               Benefit.  Guarantor is an Affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2                               Familiarity and Reliance.  Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the

Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3                               No Representation By Lender.  Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce the Guarantor to execute this Guaranty.

3.4                               Guarantor’s Financial Condition.  As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations.  In addition, true and complete copies of the financial statements of Guarantor have been delivered to Lender and each of the same are true, accurate and complete and fairly present Guarantor’s financial condition as of the dates thereof and no material and adverse change has occurred in Guarantor’s financial condition or business since the respective dates thereof; and each financial statement of Guarantor submitted in the future shall be true, accurate and complete and shall fairly present Guarantor’s financial condition as of the dates thereof.

3.5                               Legality.  To Guarantor’s knowledge, the execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor.  This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

3.6                               No Violation.  To Guarantor’s knowledge, the payment and performance by Guarantor of Guarantor’s obligations under the Loan Agreement and this Guaranty do not and shall not constitute a violation of any law, order, regulation, contract or agreement to which Guarantor is a party or by which Guarantor or Guarantor’s property may be bound.

3.7                               No Litigation.  There is no material litigation now pending or, to the best of Guarantor’s knowledge threatened in writing, against Guarantor which, if adversely decided would materially impair the ability of Guarantor to pay and perform Guarantor’s obligations under the Loan Agreement or this Guaranty.  There is no litigation (whether or not material) pending, or threatened in writing, against Guarantor in which the amount in controversy exceeds $500,000 which is not either:  (i) covered by adequate insurance, or (ii) previously disclosed in writing to Lender together with a written explanation of why such litigation is not material.

3.8                               Entity Matters.  Guarantor is a duly organized, validly existing corporation organized and in good standing under the laws of Maryland, has all requisite power and authority to conduct its business and to own its property as now conducted or owned, and is qualified to do business in all jurisdictions where the nature and extent of its business is such that qualification is required by law.

3.9                               Material Economic Benefit.  The granting of the Loan to Borrower will constitute a material economic benefit to Guarantor.

3.10                        Survival.  All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE 4

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1                               Subordination of All Guarantor Claims.  As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.  The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations.  So long as any portion of the Debt or the Guaranteed Obligations remain outstanding, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other Person any amount upon the Guarantor Claims.

4.2                               Claims in Bankruptcy.  In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceeding involving Guarantor as a debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims.  Guarantor hereby assigns such dividends and payments to Lender.  Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

4.3                               Payments Held in Trust.  Notwithstanding anything to the contrary in this Guaranty, in the event that any Guarantor shall receive any funds, payments, claims or distributions which are prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4                               Liens Subordinate.  Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach.  Without the prior written consent of Lender, Guarantor shall not (a) exercise or enforce any creditor’s rights it may have against Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

ARTICLE 5

COVENANTS

5.1                               Definitions.  As used in this Article 5, the following terms shall have the respective meanings set forth below:

(a)                                 “Consolidated Subsidiaries” shall mean each Subsidiary of Guarantor, the financial statements of which shall be (or should have been) consolidated with the financial statements of Guarantor in accordance with GAAP.

(b)                                 “GAAP” shall mean generally accepted accounting principles, consistently applied.

(c)                                  “Liquid Assets” shall mean assets in the form of cash, cash equivalents, obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee), certificates of deposit issued by a commercial bank having net assets of not less than $500 million, securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, or liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market.

(d)                                 “Net Worth” shall mean, as of a given date, (x) the total assets of Guarantor as of such date less (y) Guarantor’s total liabilities as of such date, determined in accordance with GAAP.

(e)                                  “Subsidiary” shall mean any Affiliate of Guarantor that is controlled by Guarantor.

5.2                               Covenants.  Until all of the Obligations and the Guaranteed Obligations have been paid in full, Guarantor (i) shall at all times maintain (A) a Net Worth of at least $350,000,000, and (B) Liquid Assets having a market value of at least $10,000,000, (ii) shall deliver to Lender within five (5) Business Days of receipt, copies of any default notices received by Guarantor in respect of any Indebtedness of Guarantor, and (iii) shall deliver to Lender, concurrently with the delivery of each annual financial statement required to be delivered by Guarantor hereunder, a certificate signed by the chief financial officer of Guarantor setting forth in reasonable detail Guarantor’s Net Worth and Liquid Assets, based on such financial statement.

5.3                               Prohibited Transactions.  Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing beyond any applicable cure period, either (i) enter into or effectuate any transaction with any Affiliate, including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock in Guarantor (A) with the intent to hinder, delay or impede Lender’s exercise of its rights and remedies available to Lender under the Loan Documents or at law or (B) if the result of such transaction reduce the Net Worth or Liquid Assets of Guarantor below the amounts set forth in Section 5.2 hereof, or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of Guarantor’s assets, or any interest therein, in either case, (A) with the intent to hinder, delay or impede Lender’s exercise of its rights and remedies available to Lender under the Loan Documents or at law or (B) if the result of such activity would reduce the Net Worth or Liquid Assets of Guarantor below the amounts set forth in Section 5.2 hereof.

ARTICLE 6

MISCELLANEOUS

6.1                               Waiver.  No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.  The rights of Lender hereunder shall be in addition to all other rights provided by law.  No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved.  No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

6.2                               Notices.  All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other addresses as such party may hereafter specify in accordance with the provisions of this Section 6.2.  Any Notice shall be deemed to have been received: (a) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (b) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

Guarantor:	Inland Diversified Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: Barry Lazarus, President

with a copy to:	The Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: Robert Baum, Esq., General Counsel

Lender:	Cantor Commercial Real Estate Lending, L.P.
110 East 59th Street, 6th Floor
New York, New York 10022
Attention: Jill Weinstein / Don Haber

with a copy to:	Winston & Strawn LLP
200 Park Avenue
New York, New York 10166
Attention: Corey A. Tessler, Esq.

with a copy to:	Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin, Suite 300
Overland Park, KS 66210
Attention: President

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 6.2.  Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery.  Notice for any party may be given by its respective counsel.  Additionally, Notice from Lender may also be given by any servicer which Lender empowers to send such Notices on its behalf.

6.3                               Governing Law.  (a) This Guaranty shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

(b)                                 WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS GUARANTY (EACH, A “PROCEEDING”), GUARANTOR IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF NEW YORK, COUNTY OF NEW YORK AND STATE OF NEW YORK, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY.  NOTHING IN THIS GUARANTY SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION.  GUARANTOR FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY NEW

YORK STATE OR UNITED STATES COURT SITTING IN THE CITY OF NEW YORK AND COUNTY OF NEW YORK MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTOR AT THE ADDRESS INDICATED IN THIS GUARANTY, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF GUARANTOR SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

6.4                               Invalid Provisions.  If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

6.5                               Amendments.  This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

6.6                               Parties Bound; Assignment; Joint and Several.  This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.  Lender may sell, assign, pledge, participate, transfer or delegate, as applicable to one or more Persons all or a portion of its rights and obligations under this Guaranty in connection with any assignment, sale, pledge, participation or transfer of the Loan and the Loan Documents.  Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Guaranty, Guarantor shall not have the right to delegate, assign or transfer its rights or obligations under this Guaranty without the prior written consent of Lender, and any attempted assignment, delegation or transfer without such consent shall be null and void.  If Guarantor consists of more than one Person or party, the obligations of each such Person or party under this Guaranty shall be joint and several.

6.7                               Headings.  Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

6.8                               Recitals.  The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

6.9                               Counterparts.  To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single instrument.  It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

6.10                        Rights and Remedies.  If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor.  The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

6.11                        Entirety.  THIS GUARANTY EMBODIES THE FINAL AND ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF.  THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THIS GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY.  THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

6.12                        Waiver of Right To Trial By Jury.  GUARANTOR, AND LENDER BY ITS ACCEPTANCE OF THIS GUARANTY, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE LOAN AGREEMENT, THE SECURITY AGREEMENT, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

6.13                        Cooperation.  Guarantor acknowledges that Lender and its successors and assigns may (i) sell this Guaranty, the Note and the other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Guaranty to one or more investors, (iii) deposit this Guaranty, the Note and the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or one or more interests therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as “Secondary Market Transaction”).  Guarantor shall cooperate with Lender in effecting any such Secondary Market Transaction and shall cooperate to implement all customary and reasonable requirements imposed by any Rating Agencies involved in any Secondary Market Transaction.  Guarantor shall provide such information and documents relating to Guarantor as Lender may reasonably request in connection with such Secondary Market Transaction.  In addition, Guarantor shall make available to Lender all information concerning its business and operations that Lender may reasonably request.  Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction.  It is understood that the information provided by Guarantor to Lender including any and all financial statements provided to Lender pursuant to Section 5.2 hereof may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors or potential investors may also see some or all of the information.  Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantor in the form as provided by Guarantor.  Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

6.14                        Reinstatement in Certain Circumstances.  If at any time any payment of the principal of or interest under the Note or any other amount payable by the Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

6.15                        Gender; Number; General Definitions.  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or interest therein”, (d) the word “Lender” shall mean “Lender and any subsequent holder of the Note”, (e) the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Loan Agreement, as amended, restated or otherwise modified”, (f) the word “Property” shall include any portion of the Property and any interest therein, and (g) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Lender in protecting its interest in the Property, the Leases and/or the Rents and/or in enforcing its rights hereunder.

6.16                        No Waiver; Time of Essence.  The failure of any party hereto to enforce any right or remedy hereunder, or to promptly enforce any such right or remedy, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder.  Any waiver of such right or remedy must be in writing and signed by the party to be bound.  This Guaranty is subject to enforcement at law or in equity, including actions for damages or specific performance.  Time is of the essence hereof.

6.17                        Legal Fees, Costs and Expenses.  Guarantor further agrees to pay upon demand all costs and expenses reasonably incurred by Lender or its successors or assigns in connection with enforcing any of the rights or remedies of Lender, or such successors or assigns, under or with respect to this Guaranty including, but not limited to, reasonable attorneys’ fees and the out-of-pocket expenses and disbursements of such attorneys.  Any such amounts which are not paid within fifteen (15) days of demand therefor shall bear interest at the Default Rate from the date of demand until paid.

6.18                        Assignments By Lender.  (a) Lender may at its sole cost and expense, without notice to, or consent of, Guarantor, sell, assign or transfer to or participate with any entity or entities all or any part of the indebtedness evidenced by the Note and secured by the Security Instrument, and each such entity or entities shall have the right to enforce the provisions of this Guaranty and any of the other Loan Documents as fully as Lender, provided that Lender shall continue to have the unimpaired right to enforce the provisions of this Guaranty and any of the other Loan Documents as to so much of the Loan that Lender has not sold, assigned or transferred.  Lender shall give notice to Guarantor of the name, address, telephone number and contact person of any assignee of Lender within a reasonable period of time after the effective date of the assignment, provided, that failure to provide such notice shall in no way affect the validity or effect of the assignment or Guarantor’s obligations hereunder.  In particular, Guarantor acknowledges and agrees that Lender and its successors and assigns may (i) sell the Loan, this Guaranty and each of the other Loan Documents to one or more investors as a whole loan in a rated or unrated public offering or private placement, (ii) grant participation interests in the Loan, to one or more investors in a rated or unrated public offering or private placement, (iii) deposit this Guaranty and each of the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership in the trust assets in a rated or unrated public offering or private placement, or (iv) otherwise sell the Loan or any interest therein to investors in a rated or unrated public offering or private placement.

[THE REMAINDER OF THE PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty the day and year first above written.

GUARANTOR:	INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
a Maryland corporation

	By:	/s/ Marcia L. Grant
Name: Marcia L. Grant
Title: Assistant Secretary

[Signature Page – Guaranty of Recourse Obligations  – Eastern Beltway]